Exhibit 99.1
EMMIS COMMUNICATIONS CORPORATION
OFFICER’S CERTIFICATE
     J. Scott Enright, Senior Vice President, Associate General Counsel and Secretary of Emmis Communications Corporation, an Indiana corporation (the “Corporation”), in accordance with Article 9(e) of Exhibit A to the Corporation’s Second Amended and Restated Articles of Incorporation, as amended (the “Articles”), does hereby certify in the name of and on behalf of the Corporation, and not in any personal capacity, as follows (capitalized terms used and not otherwise defined herein shall have the meaning ascribed to those terms in the Articles):
     1. On November 2, 2006, the Board of Directors of the Corporation declared a $4 dividend (the “Special Dividend”) on each share of the Corporation’s Common Stock. The Special Dividend was paid on November 22, 2006 to shareholders of record on November 12, 2006 (the “Record Date”). Because the Special Dividend exceeded 15% of the Corporation’s Market Capitalization, an adjustment to the Conversion Price is required pursuant to Section 9(c)(v)(A) of Exhibit A to the Articles.
     2. Nasdaq Stock Market, Inc. records indicated that the following are the closing prices per share of the Class A Common Stock for each of the ten trading days immediately preceding the Record Date, yielding an average closing price of $12.535 per share:

Trading	Closing
Date	Price
10/30/2006	$12.60
10/31/2006	$12.34
11/1/2006	$12.02
11/2/2006	$12.19
11/3/2006	$12.44
11/6/2006	$12.51
11/7/2006	$12.49
11/8/2006	$12.94
11/9/2006	$12.82
11/10/2006	$13.00

Average	$12.535

     3. The Conversion Price in effect immediately preceding the Special Dividend was $30.10 per share of Preferred Stock.
     4. Pursuant to Section 9(c)(v), the new Conversion Price is $20.495 per share of Preferred Stock ($20.495= $30.10/($12.535/($12.535-$4.00)).
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     IN WITNESS WHEREOF, each of the undersigned hereby certifies that the above is true and correct as of this 27th day of November, 2006.

EMMIS COMMUNICATIONS CORPORATION
By:	/s/ J. Scott Enright
	Name:	J. Scott Enright
	Title:	Senior Vice President, Associate General Counsel and Secretary